EXHIBIT 10.1

                            SHARE TRANSFER AGREEMENT

            This SHARE TRANSFER AGREEMENT (this "AGREEMENT"), dated January 20, 2006 and effective December 31, 2005 (the "EFFECTIVE DATE"), by and between Par Pharmaceutical Companies, Inc. (formerly known as Pharmaceutical Resources, Inc.), a Delaware corporation (the "SELLER"), and Dr. Arie Gutman (the "PURCHASER").

            WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock (the "SHARES") of FineTech Laboratories Ltd., a company organized under the laws of the State of Israel ("FINETECH"); and

            WHEREAS, the Seller determined prior to the Effective Date that FineTech is not profitable and, therefore, the Seller desires to abandon its interest therein and transfer the Shares to the Purchaser, and the Purchaser desires to acquire from the Seller, subject to the terms and conditions set forth herein, the Shares for the consideration set forth herein; and

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Seller and the Purchaser hereby agree as follows:

            1.  TRANSFER AND ACQUISITION; CLOSING.

      1.1 TRANSFER AND ACQUISITION OF THE SHARES. Subject to the terms set forth herein, the Purchaser hereby agrees to acquire from the Seller, and the Seller hereby agrees to transfer to the Purchaser, the Shares "as is" and without representation or warranty of any kind, express or implied, except as specifically set forth herein. As soon as practicable after the Closing (as defined below), the Seller shall deliver to the Purchaser stock certificates evidencing the Shares.

      1.2 THE CLOSING. The closing of the transfer and acquisition of the Shares hereunder (the "CLOSING") shall take place effective as of the Effective Date. The Closing shall occur remotely via the exchange of documents and signatures.

            2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Purchaser that the Seller owns, beneficially and of record, all of the Shares free and clear of any liens or other encumbrances. The Seller is hereby transferring to the Purchaser all of the Seller's title and ownership in and to the Shares "as is" without representation or warranty of any kind (including, with respect to FineTech's business, condition, prospects or otherwise and the Purchaser hereby acknowledges that no such representations or warranties have been made), express or implied, except as specifically set forth herein.

            3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller that the Purchaser (a) is acquiring the Shares solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof, (b) is an "accredited

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investor" within the meaning of Rule 501(a)(4), (4) or (6) of Regulation D under the Securities Act of 1933, as amended, (c) is not relying on the Seller, FineTech or any of their respective employees, representatives or agents with respect to the legal, tax, economic and related considerations as to an investment in the Shares, (d) has engaged legal counsel in connection herewith and such counsel is not Kirkpatrick & Lockhart Nicholson Graham LLP, (e) has relied solely on its independent investigation and the advice of its legal advisors and (f) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares and is capable of protecting the Purchaser's own interest in connection with the transfer and acquisition of the Shares.

            4. CERTAIN TAX MATTERS. The Seller shall prepare and file, or cause to be prepared and filed, all tax returns of FineTech for all tax periods ending on or prior to the Effective Date, and pay or cause to be paid, when due, all taxes owing by FineTech for all periods covered by such tax returns (except to the extent such taxes were reserved for on FineTech's balance sheet or accrued by FineTech in the ordinary course of business). Notwithstanding anything to the contrary contained in this Agreement or provided by applicable law, all sales, real property, stock or other transfer, or similar taxes arising directly from the consummation of the transactions contemplated hereby shall be paid by the Seller. The Seller shall prepare and file all tax returns in connection with all such sales and transfer taxes. The Purchaser shall have provided the Seller, in properly completed form, any exemption certificates with respect to such sales and transfer taxes that may be executed by the Purchaser under applicable law. From and after the Effective Date, the Seller and the Purchaser shall cooperate with each other and provide each other with such assistance (including testimony) as may reasonably be requested by either of them in connection with the preparation of any tax return or any audit or other examination by any taxing governmental entity, any judicial or administrative proceedings relating to any liability for taxes under this Agreement, or any claims for refunds. The party requesting assistance hereunder shall promptly reimburse the party providing assistance for all reasonable third-party out-of-pocket expenses incurred in providing such assistance.

            5. ACCELERATION OF CERTAIN STOCK OPTIONS. The Seller's board of director's Compensation and Stock Option Committee shall accelerate the vesting of all of the unvested stock options set forth on EXHIBIT A hereto, which shall be fully vested on the date hereof and exercisable, pursuant to the terms of the award agreement evidencing the Seller's grant thereof, by the respective optionees set forth opposite such options on EXHIBIT A within thirty (30) days after the date hereof.

            6.  MISCELLANEOUS.

      6.1 EXPENSES; OPERATING COSTS AND EXPENSES. The Seller and the Purchaser shall each bear their own expenses with respect to this Agreement. The Purchaser shall be responsible for all costs and expenses related to the operation of FineTech after the Effective Date.

      6.2 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


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      6.3 BINDING EFFECT;  GOVERNING LAW AND JURISDICTION.  This Agreement shall be binding upon the parties and their respective successors and assigns, and all matters arising in connection with this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The parties hereby irrevocably consent to the nonexclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement.

      6.4 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission or reputable overnight courier, or mailed (certified or registered mail, return receipt requested):

      If to the Seller, to:

            Par Pharmaceutical Companies, Inc.
            300 Tice Blvd.
            Woodcliff Lake, NJ 07677
            Attention: General Counsel
            Telecopier:  (201) 802-4215

      With a copy (which copy shall not constitute notice) to:

            Kirkpatrick & Lockhart Nicholson Graham LLP
            599 Lexington Avenue
            New York, New York 10022
            Attn: R. King Milling Jr., Esq.
            Telecopier: (212) 536-3901

      If to the Purchaser, to:

            Dr. Arie Gutman
            FineTech Laboratories Ltd.
            33 Hanarkissim  Street
            Science Park Nesharim
            Nesher 36601 Israel
            Telecopier:  011 (972) 524 733 833

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, telecommunicated or delivered by overnight courier or on the fifth (5th) business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

      6.5 COMPLETE AGREEMENT. This Agreement (including the exhibits hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.


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      6.6 AMENDMENTS  AND  WAIVERS.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Seller and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      6.7 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

      6.8 ASSIGNMENT; CHANGE OF CONTROL. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either the Seller or the Purchaser by operation of law or otherwise (including, without limitation, by way of Purchaser's estate), without the prior written consent of the other party hereto and any such purported assignment or delegation shall be null and void AB INITIO; PROVIDED, HOWEVER, no consent shall be required for the Seller to assign this Agreement to any of its affiliates. As a condition to any permitted assignment, the assignee shall agree to be bound by the terms and provisions of this Agreement.

      6.9 SECTION HEADINGS AND REFERENCES. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

      6.10 FURTHER ASSURANCES. From time to time after the Closing, at the request of one of the parties hereto and at the expense of the party so requesting, the Seller and the Purchaser shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby, including, without limitation, the filing of applicable taxes with the appropriate governmental agencies.



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      IN WITNESS  WHEREOF,  the parties hereto have executed this Share Transfer
Agreement as of the date first above written.


PAR PHARMACEUTICAL COMPANIES, INC.




By:______________________________
     Name:
     Title:





_________________________________
DR. ARIE GUTMAN